                                                                    EXHIBIT 21.1


                                               Charter        Percent
Name                     Inc. Date    State     Number       Ownership
AMP3.com, LLC             02/18/99     TX     7047354-22        20%
Politicalnet.com, Inc.    12/16/99     TX     01562214         100%
OTC News Network, Inc.    12/16/99     TX     01562213          20%
TonicsandTeas.com, Inc    07/13/00     TX     01590176         100%
CyberPitch.com            01/19/00     TX     01566626          50%

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